Exhibit 99.2

Footnote Disclosure

(1) Each share of Series A, Series B, Series C and Series D
Convertible Preferred Stock automatically converts into 0.5 shares of Common Stock upon the closing of the Issuers initial public offering. Each share of Series A, Series B, Series C and Series D Convertible Preferred Stock is also convertible at any time at the option of the holder.

(2) Represents securities held directly by St. Paul Venture Capital V, LLC, which is jointly managed by Split Rock Partners, LLC and Vesbridge Partners, LLC. Voting and investment power over the shares, however, has been delegated solely to Split Rock Partners, LLC. Split Rock Partners, LLC has delegated voting and investment decisions with respect to the shares to four individuals who require a two-thirds vote to act. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers Companies, Inc., has the right to appoint a majority of the members of the board of directors of St. Paul Venture Capital V, LLC, and owns a controlling interest of St. Paul Venture Capital V, LLC. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(3) Represents securities held directly by St. Paul Venture Capital Affiliates Fund I, LLC, which is jointly managed by Split Rock Partners, LLC and Vesbridge Partners, LLC. Voting and investment power over the shares, however, has been delegated solely to Split Rock Partners, LLC. Split Rock Partners, LLC has delegated voting and investment decisions with respect to the shares to four individuals who require a two-thirds vote to act. Split Rock Partners, LLC may be deemed to be an indirect beneficial owner of the reported securities. Split Rock Partners, LLC disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section
16 or for any other purpose.

(4) Represents securities held directly by Windamere, LLC. Voting and investment power over the shares are generally held by the managing member of Windamere, LLC; however, investments or dispositions in excess of certain amounts must be approved by the board of directors of Windamere, LLC. Split Rock Partners, LLC has the right to appoint a majority of the members of the board of directors of Windamere, LLC. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers
Companies, Inc., owns a controlling interest of Windamere, LLC. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section
16 or for any other purpose.

(5) Represents securities held directly by Fog City Fund,
LLC. Voting and investment power over the shares are generally held by the managing member of Fog City Fund, LLC; however, investments or dispositions in excess of certain amounts must be approved by the board of directors of Fog
City Fund, LLC. Split Rock Partners, LLC has the right to appoint a majority of the members of the board of directors of Fog City Fund, LLC. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers Companies, Inc., owns a controlling interest of Fog City
Fund, LLC. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(6) Represents securities held directly by Windamere II, LLC. Voting and investment power over the shares are generally held by the managing member of Windamere II, LLC; however, investments or dispositions in excess of certain amounts must be approved by the board of directors of Windamere II, LLC. Split Rock Partners, LLC has the right to appoint a majority of the members of the board of directors of Windamere II, LLC. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers Companies, Inc., owns a controlling interest of Windamere II, LLC. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(7) Represents securities held directly by St. Paul Venture Capital VI, LLC, which is jointly managed by Split Rock Partners, LLC and Vesbridge Partners, LLC. Voting and investment power over the shares, however, has been delegated solely to Split Rock Partners, LLC. Split Rock Partners, LLC has delegated voting and investment decisions with respect to the shares to four individuals who require a two-thirds vote to act. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers Companies, Inc., has the right to appoint a majority of the members of the board of directors of St. Paul Venture Capital VI, LLC, and owns a controlling interest of St. Paul Venture Capital VI, LLC. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(8) Represents securities held directly by Windamere III, LLC. Voting and investment power over the shares are generally held by the managing member of Windamere III, LLC; however, investments or dispositions in excess of certain amounts must be approved by the board of directors of Windamere III, LLC. Split Rock Partners, LLC has the right to appoint a majority of the members of the board of directors of Windamere III, LLC. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers Companies, Inc., owns a controlling interest of Windamere III, LLC. Each of Split Rock Partners, LLC,
St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.